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EXHIBIT 10.15
TO
FORM 10-K FOR 1998


                              CONVERGYS CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                                TABLE OF CONTENTS

                                                                 PAGE
         SECTION 1.   STATEMENT OF PURPOSE.                        27
         SECTION 2.   DEFINITIONS; GENDER AND NUMBER.              27
         SECTION 3.   ADMINISTRATION.                              28
         SECTION 4.   BENEFITS.                                    28
         SECTION 5.   GENERAL PROVISIONS.                          30
         SECTION 6.   PLAN MODIFICATION.                           33

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                              CONVERGYS CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


SECTION 1.   STATEMENT OF PURPOSE.

         The purpose of the Convergys Corporation Supplemental Executive Retirement Plan (the "Plan") is to provide supplementary pension benefits and death benefits for Senior Managers of Convergys Corporation ("Convergys") and its affiliates.

SECTION 2.   DEFINITIONS; GENDER AND NUMBER.

         2.l. For purposes of the Plan, the following terms shall have the meanings hereinafter set forth unless the context otherwise requires:

             2.1.1 "Board of Directors" means the Board of Directors of the Convergys.

             2.1.2 "Committee" means the Compensation Committee of the Board of Directors.

             2.1.3 "Convergys Entity" means Convergys and each direct and indirect subsidiary of Convergys.

             2.1.4 "Designated Beneficiary" mean the person or entity designated by a Senior Manager, on forms furnished and in the manner prescribed by the Committee, to receive any benefit payable under the Plan after the Senior Manager's death. If a Senior Manager fails to designate a beneficiary or if, for any reason, such designation is not effective, his "Designated Beneficiary" shall be his surviving spouse, or, if none, his estate.

             2.1.5 "Effective Date" means the date on which Cincinnati Bell Inc. distributes to its shareholders all of the common shares of Convergys owned by Cincinnati Bell Inc.

             2.1.6 "Employee" means any person who is employed as a common law employee of a Convergys Entity.

             2.1.7 "Pension Plan" means the Convergys Corporation Pension
Plan.

             2.1.8 "Senior Manager" means an Employee whose participation in the Plan has been approved by the Board of Directors or the Committee.

             2.1.9 "Years of Service" means a Senior Manager's full years of service as an Employee, computed on the basis that 12 full months of service (whether or not consecutive) constitutes one full year of service. For purposes of the Plan, service with Cincinnati Bell Inc. and its affiliates prior to the Effective Date shall be deemed to be service with Convergys.

         2.2 For purposes of the Plan, words used in any gender shall include all other genders,

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words used in the singular form shall include the plural form and words used in the plural form shall include the singular form.

SECTION 3.   ADMINISTRATION.

         3.1 Convergys shall be the Plan Administrator and the Sponsor of the Plan as those terms are defined in the Employee Retirement Income Security Act of 1974.

         3.2 The Committee shall have the specific powers elsewhere herein granted to it and shall have such other powers as may be necessary in order to enable it to administer the Plan, except for powers herein granted or provided to be granted to others.

             3.2.1 The Committee may adopt such rules and regulations and may employ such persons as it deems appropriate for the proper administration of the Plan.

             3.2.2 The Committee shall grant or deny claims for benefits under the Plan, and authorize disbursements according to this Plan. Notice shall be provided in writing to any participant or beneficiary whose claim has been denied, setting forth the specific reasons for such denial. In the event that a claim for benefits has been denied, the Committee shall afford the claimant a full and fair review of the decision denying the claim.

             3.2.3 The Committee shall determine conclusively for all parties all questions arising in the administration of the Plan.

             3.2.4 The expenses of the Committee in administering the Plan shall be borne by the Convergys Entities in such proportions as the Committee may determine.

             3.2.5 The Board of Directors and the Committee each may designate in writing other persons to carry out their responsibilities under the Plan, and may employ persons to advise them with regard to any such responsibilities.

SECTION 4.   BENEFITS.

         4.1 If a Senior Manager who has attained age 55 and completed at least 10 Years of Service ceases to be an Employee for any reason (other than his death), he shall be entitled to receive a monthly benefit, commencing on the day next following the date he ceases to be an Employee and payable for his life, equal to the result obtained (not less than zero) by subtracting (a) the sum of his Pension Benefit and Social Security Benefit from (b) 50% of his Average Monthly Compensation. Provided, however, that if the number of the Senior Manager's years of age and Years of Service total less than 75, the amount determined under clause (b) of the preceding sentence shall be reduced by 2.5% for each year by which the number of his full years of age and Years of Service total less than 75.

             4.1.1 For purposes of this Section 4.1, a Senior Manager's
"Average Monthly Compensation" shall be the average obtained by dividing (a) his base salary and annual bonuses from all Convergys Entities earned for the 36-month period during the 60-month period ending on the date he ceases to be an Employee which produces the highest dollar result by (b) 36. Any

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annual bonus shall be deemed to have been earned on the last day of the performance period to which it relates. A Senior Manager's base salary and annual bonuses shall include base salary and annual bonus amounts deferred by the Senior Manager pursuant to any deferred compensation plan or agreement, 401(k) plan, cafeteria plan, as well as base salary and bonus amounts paid in the form of securities or other property which are not immediately taxable to the Senior Manager. For purposes of the Plan, compensation from Cincinnati Bell Inc. and its affiliates prior to the Effective Date shall be deemed to be compensation from a Convergys Entity.

             4.1.2 For purposes of this Section 4.1, "Pension Benefit" means the pension benefit (if any) which the Senior Manager is entitled to receive under the Pension Plan, expressed as a monthly benefit commencing on the day following the date on which he ceases to be an Employee and payable for his life, including any Excess Pension Benefit (as defined in Section 5.6.3). If a Senior Manager has received or is entitled to receive a benefit from a Convergys Entity which, in the opinion of the Committee, is intended to supplement or be in lieu of a benefit under the Pension Plan, the value of such other benefit shall be deemed to be a benefit under the Pension Plan.

             4.1.3 For purposes of this Section 4.1, "Social Security Benefit" means: (a) in the case of a Senior Manager who has attained his social security retirement age on the date he ceases to be an Employee, the unreduced primary monthly benefit to which he would be entitled on such date, on proper application, under the Federal Social Security Act in effect on such date; and (b) in the case of a Senior Manager who has not attained his social security retirement age on the date he ceases to be an Employee, a monthly benefit commencing on the day following the date he ceases to be an Employee and payable for his life which is actuarially equivalent to the unreduced primary monthly benefit to which he would be entitled upon attaining his social security retirement age, on proper application, under the Federal Social Security Act as in effect on the date he ceases to be an Employee, assuming that he did not receive any compensation after ceasing to be an Employee. For purpose of this Section 4.1.3, "social security retirement age" means the age used as the Senior Manager's retirement age under section 216(1) of the Federal Social Security Act. For purposes of this
Section 4.1.3, the Social Security Benefit of a Senior Manager shall not be adjusted to reflect reductions because the Senior Manager disqualifies himself by earnings or otherwise to receive the full amount of such benefit.

         4.2 If a Senior Manager dies while an active Employee, his Designated Beneficiary shall be entitled to receive a benefit payable in fifteen annual installments, commencing as of the day following the date of the Senior Manager's death, which shall be actuarially equivalent (as determined by the Committee) to the monthly benefit which would have been payable to the Senior Manager if he had retired on the day preceding the date of his death, assuming for such purpose that the Committee elected to waive the minimum age and service requirements in the first sentence of Section 4.1.

         4.3 The Committee, in its sole discretion, may elect to waive in whole or in part any service or age reduction or discount, or any minimum age or service requirement, otherwise applicable to the amount of a benefit payable to a Senior Manager under the Plan, on such terms and conditions as the Committee may prescribe.

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         4.4 In the case of a Senior Manager who retires prior to attaining age
62, the Committee may, in its sole discretion, elect to provide the Senior Manager with a monthly Social Security supplement from the date of his retirement through the date he attains age 62 (or, if earlier, to the date of his death) in the amount of the Senior Manager's unreduced monthly primary Social Security benefit at age 62. This Social Security supplement shall be in addition to any other benefits provided under the Plan.

         4.5 In lieu of a monthly benefit payable for the life of the Senior Manager, with the consent of the Committee, and subject to such rules as the Committee may prescribe, a Senior Manager may elect to have his benefit paid in one of the following forms: (a) fifteen equal annual installments; or (b) an annuity payable for the life of the Senior Manager and continuing to the Senior Manager's contingent annuitant for his life at one-half of the rate payable during their joint lives. Any optional form of benefit hereunder shall be actuarially equivalent (as determined by the Committee) to the standard form of benefit otherwise payable to the Senior Manager. If a Senior Manager whose benefit is being paid in fifteen annual installments dies before receiving all of the installments, the remaining installments shall be paid, when due, to his Designated Beneficiary.

         4.6 Except as otherwise provided in this Section 4 and Section 5, if a Senior Manager ceases to be an Employee for any reason, neither he nor any person claiming by or through him shall be entitled to receive any benefit under the Plan.

SECTION 5.   GENERAL PROVISIONS.

         5.1 All benefits for which a Senior Manger would be otherwise eligible hereunder may be forfeited, in the sole and absolute discretion of the Committee, under the following circumstances:

             (a) The Senior Manager is discharged for cause (as determined by the Board of Directors or the Committee in its sole and absolute discretion); or

             (b) Determination by the Board of Directors or the Committee, in its sole and absolute discretion, that the Senior Manager engaged in misconduct in connection with his employment with a Convergys Entity; or

             (c) The Senior Manager, without the express written consent of the Board of Directors or the Committee, at any time is employed by, becomes associated with, renders service to, or owns an interest in any business that, in the sole and absolute discretion of the Board of Directors or the Committee, is competitive with any Convergys Entity or with any business in which a Convergys Entity has a substantial interest (other than as a shareholder with a nonsubstantial interest in such business).

         5.2 Assignment or alienation of pensions or other benefits under this Plan will not be permitted or recognized.

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         5.3 In all questions relating to age and service for eligibility for any benefit hereunder, or relating to term of employment and rates of pay for determining benefits, the decision of the Committee, based upon this Plan and upon the records of the Participating Company last employing such individual and insofar as permitted by applicable law shall be final.

         5.4 All benefits payable pursuant to the Plan shall be paid from Convergys Entity operating expenses, or through the purchase of insurance from an insurance company or otherwise, as the Committee may determine. If any Convergys Entity elects to purchase insurance or other assets to provide benefits under the Plan, no Senior Manager, beneficiary or annuitant shall have any right or interest in such insurance or other assets.

         5.5 Benefits payable to a former employee or retiree unable to execute a proper receipt may be paid to other person(s) on behalf of the former employee or retiree.

         5.6 In the event of a Change in Control, the provisions of this Section
5.6 will supersede any conflicting provisions of the Plan.

             5.6.1 In the event of a Change in Control, the full present value of all accrued benefits under the Plan and the full present value of any Excess Benefit, as determined in accordance with the provisions of the Plan and the Convergys Corporation Grantor Trust (the "Trust"), shall be fully funded to the Trust in cash or other property acceptable to the trustee, within five business days of such Change in Control. The determination of the full present value of the accrued benefits under the Plan shall be made using the following assumptions: (i) the date of retirement for each Senior Manager shall be considered to be the later of the date on which such Senior Manager's full years of age and Years of Service total 75 or the date of the Change in Control, and (ii) the interest and mortality assumptions shall be the same as those used for funding the Pension Plan for the plan year in which the Change in Control occurs or if such assumptions are not yet established, the assumptions used in the immediately preceding year. In addition, the following assumptions also apply to the determination of accrued benefits under the Plan: (i) for the purpose of the benefit formula under Section 4 of this Plan (or any equivalent successor provisions of such Plan or any successor Plan) each Senior Manager who has attained age 55 and completed at least 10 Years of Service will be considered to have a total of 75 years of age and Years of Service, and (ii) no Social Security Supplements shall be granted.

             5.6.2 In the event that the Plan is terminated or partially terminated on or after a Change in Control and prior to the second anniversary of such Change in Control as defined hereinafter, each Senior Manager affected by such termination or partial determination may elect, within 90 days of the proposed distribution date (as defined below), to receive the full present value of the benefit accrued under this Plan and the Excess Pension Benefit, referred to in Section 5.6.3, accrued under the Pension Plan to the date of the termination in a single lump sum payment. If the Senior Manager so elects in accordance with this Section 5.6.2 to receive a lump sum, such lump sum shall be distributed to the Senior Manager or, in the event of the Senior Manager's death, the Senior Manager's Designated Beneficiary in the amount which equals the present value of the benefit or benefits projected to be paid under the Plan to the Senior Manager, actuarially determined using the assumptions used by the Plan's actuary for funding the Plan; provided, however, that such amount shall be further reduced by an amount equal to 10% prior to

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distribution of such lump sum. The proposed distribution date of the lump sum distribution shall be no later than one year following the date of the termination or partial termination of the Plan. Once such amount is paid, the obligation of the Plan to such Senior Manager and/or his Designated Beneficiary shall be considered to be fully and irrevocably satisfied. No Senior Manager shall have any right under this Section 5.6.2 prior to the occurrence of a Change in Control.

             5.6.3 For purposes of the Plan, "Excess Benefit" means that portion of the Senior Manager's pension under the Pension Plan, determined as of the proposed distribution date, that is in excess of the permissible amount which may be distributed from the Pension Plan in accordance with Sections 401(a)(17) and 415 of the Internal Revenue Code and with respect to which payments are to be made in accordance with the Pension Plan.

             5.6.4 For the purposes of this Section 5.6, a "Change in Control" means and shall be deemed to occur if, on or after the Effective
Date:

                   (i) a tender offer shall be made and consummated for the ownership of 30% or more of the outstanding voting securities of Convergys;

                   (ii) Convergys shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of Convergys other than affiliates (within the meaning of the Securities Exchange Act of 1934) of any party to such merger or consultation, as the same shall have existed immediately prior to such merger or consolidation;

                  (iii) Convergys shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary;

                  (iv) a person within the meaning of Section 3(a)(9) or of
Section 13(d)(3) (as in effect on the Effective Date) of the Securities Exchange Act of 1934, shall acquire 20% or more of the outstanding voting securities of Convergys (whether directly, indirectly, beneficially or of records), or a person, within the meaning of Section 3(a)(9) or Section 13
(d)(3) (as in effect on the Effective Date) of the Securities Exchange Act of 1934, controls in any manner the election of a majority of the directors of Convergys, or

                  (v) within any period of two consecutive years commencing on or after the Effective Date, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period. For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the Effective Date) pursuant to the Securities Exchange Act of 1934.

             5.6.5 In the event of a Change in Control, the provisions of
Section 5.6 may not

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be deleted or amended on or subsequent to the Change in Control in any manner whatsoever which would be adverse to one or more Senior Managers without the consent of each such Senior Manager who would be so affected; provided, however, the Board of Directors may make minor or administrative changes to
Section 5.6 or changes to conform to applicable legal requirements. This
Section 5.6.5 shall not limit the Board of Directors from making any amendment to or deleting all or any portion of Section 5.6 prior to a Change in Control.

SECTION 6.   PLAN MODIFICATION.

         The Board of Directors retains the right to amend or terminate the Plan in whole or in part at any time, for any reason, with or without notice. Subject to the provisions of Section 5.6, said amendment or termination may result, at the discretion of the Board of Directors, in the cancellation of any entitlements or future entitlements to active Senior Managers; provided, however, that the amendment, termination or partial termination of the Plan shall not reduce the accrued benefit of any Vested Senior Manager, retired Senior Manager or his beneficiary. For purposes of the Plan, vested Senior Manager means a Senior Manager who has attained age 55 and who has completed at least ten years of service.





         IN WITNESS WHEREOF, Convergys Corporation has hereunto caused its name to be subscribed as of the Effective Date.

                                    CONVERGYS CORPORATION


                                    By:
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